AGREEMENT
                              ---------

        This agreement (the "Agreement") made as of the 12th day of July, 1996, is between MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY ("Merc-Safe"), a corporation with its principal place of business at 2 Hopkins Plaza, P. O. Box 2257, Baltimore, Maryland 21203, and BRIAN B. TOPPING, an individual residing at 215 Paddington Road, Baltimore, Maryland 21212. MERCANTILE BANKSHARES CORPORATION ("Mercshares"), a corporation with its principal place of business at 2 Hopkins Plaza, Baltimore, Maryland 21201, joins in this Agreement as to certain agreements to which it is a party. This Agreement governs certain matters with respect to Mr. Topping's anticipated retirement and the provision of services by Mr.
Topping to Merc-Safe thereafter, which services are mutually agreed to be of substantial value.

        1. Retirement. Mr. Topping is currently a member of the Board of Directors and a Vice President of Mercshares and is Vice Chairman of the Board of Directors and an executive officer of Merc-Safe. Effective November 1, 1996 (or earlier at the request of Merc-Safe), Mr. Topping's line management responsibilities will cease but his other duties shall continue without change in compensation or benefits. On December 31, 1996, Mr. Topping will cease his service as a director of Mercshares and will retire as an officer and employee of Mercshares and Merc-Safe ceasing to be eligible for benefits available to active employees, and becoming eligible for all retirement and supplemental retirement benefits under the applicable agreements with and retirement benefits of Mercshares and Merc-Safe. Mr. Topping's Deferred Compensation Agreement made as of September 30, 1982, as subsequently amended, will be further amended by a Sixth Amendment executed simultaneously with this Agreement. On December 31, 1996, Mr. Topping's Executive Employment Agreement dated March 13, 1984 (as subsequently amended) and his Executive Severance Agreement dated December 31, 1989, with Mercshares and Merc-Safe, shall terminate.


        2. Service on Board of Merc-Safe. From and after January 1, 1997, Mr. Topping will, for such period of time prior to December 31, 2001 as Merc-Safe shall request, serve as a non-employee Director and as a non-employee Vice Chairman of the Board of Merc-Safe.


        3. Retention as Consultant. For a five-year period commencing January 1, 1997 and ending December 31, 2001, Merc-Safe hereby retains Mr. Topping as a consultant ("Consultant") and Consultant hereby agrees to provide the consulting services described in this Agreement.


        4. Services to be Provided. In addition to his service as a Director of Merc-Safe and in his capacity as Vice Chairman of the Board, Consultant shall, with respect to Merc-Safe's Trust
Division, consult in the formulation of investment policies and security selection, assist in facilitation of client service, attend reasonable numbers of client and prospective client presentations and provide guidance and assistance to portfolio managers of certain accounts (the "Accounts"). The initially selected Accounts are listed in Appendix A, which is part of this Agreement. Such services are expected to include, at Merc-

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Safe's request, attendance at meetings of the Investment Policy and
Strategy Committee, the Equity Research Council and MSD&T Funds, Inc. The precise scope of these services shall be as determined by mutual agreement of Consultant and Merc-Safe from time to time.


        In view of the proprietary interest of Merc-Safe and considerations of confidentiality, such services shall be conducted exclusively for Merc-Safe, but nothing herein contained shall preclude Consultant from engaging in other business activities or from attending to personal affairs and those of his family. Consultant will make himself available to devote such time as shall be appropriate to provide the services described above, it being agreed, however, that the services need not be provided on a full-time basis and further agreed that Consultant shall have reasonable latitude for other activities and vacation time.

        5. Compensation and Related Matters. The fee for services which the Consultant shall perform hereunder shall be One Hundred Twenty-Five Thousand Dollars ($125,000) per year, payable in monthly installments, continuing throughout the five-year term of this Agreement, notwithstanding Consultant's disability or death.
In the case of death, payments shall be made to one or more beneficiaries designated by Consultant in writing from time to time or, failing such designations, to his estate.

        Consultant will be furnished with suitable office facilities and secretarial services and will be reimbursed for reasonable expenses incurred in providing his services, but Consultant will not be required to provide the services on the premises of Merc-Safe except when necessary for attendance at meetings.


        6. Stock Options. The Option Agreement between Consultant and Mercshares dated August 23, 1995 will be amended, as to any of Consultant's stock options which would have first become exercisable on March 14, 1997 if Consultant were employed by Merc-
Safe on that date, to provide that such options will be exercisable as if December 31, 1996 were Consultant's normal retirement date instead of an early retirement date.


        7. Independent Contractor. In rendering services hereunder, the Consultant shall be a self-employed professional person who is acting solely as a Director and independent contractor and not as an agent, employee or partner of Merc-Safe for any purpose. The Consultant shall have no authority to bind Merc-Safe in any contractual manner, nor to represent to others that the relationship between Merc-Safe and the Consultant is other than as a Director or Vice Chairman of the Board of Merc-Safe or as otherwise stated herein. The Consultant shall control the conduct and means of performing the services required under this Agreement. Accordingly, it is recognized by the parties that there will be no withholding by Merc-Safe, and the Consultant shall be responsible for payment of all taxes arising out of the activities of the Consultant, unless and to the extent such withholding is required under any existing or future tax law with respect to payments to independent contractors.

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        8.      Indemnification of Consultant.  Merc-Safe agrees that
the Consultant shall be indemnified as a Director of Merc-Safe to the same extent as other Directors, and with respect to his consulting services, shall have no liability for any business decisions, actions, policies and practices of Merc-Safe, and agrees to indemnify and hold the Consultant harmless from and against any claim by any third party with regard to Merc-Safe's decisions, actions, policies or practices.

        9. Termination of Agreement. Merc-Safe shall have the right to terminate this Agreement if Consultant shall commit uncured material illegal acts or uncured material breaches of his duties as a Director or of this Agreement, provided, that if Merc-Safe believes Consultant has committed such acts or breaches it shall provide written notice thereof to Consultant and shall provide thirty (30) days after delivery of such notice for Consultant to cure such specified acts or breaches.

        Consultant may terminate this Agreement by written notice to Merc-Safe if Merc-Safe commits uncured material breaches of this Agreement, provided that if Consultant believes such a material breach has been committed, he shall provide written notice thereof to Merc-Safe and provide thirty (30) days after delivery of such notice to cure the breach. Such a termination by Consultant shall not affect his right to receive the payments provided for in
Section 5 of this Agreement.


        This agreement may also be terminated by mutual written consent of Merc-Safe and the Consultant.

        10.     Miscellaneous.

                (a) This Agreement constitutes the entire agreement between the parties with respect to the services provided for herein, and does not affect Consultant's entitlement to compensation or benefits for services performed prior to the date of this Agreement or provided pursuant to any other agreement between or among the parties. This Agreement may not be amended or any provision hereof waived except for a document signed by all parties hereto.

                (b) This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of Maryland, excluding principles of conflicts of law.

                (c) Any notice given under this Agreement shall be deemed given when delivered in person or by registered or certified mail, postage prepaid, return receipt requested, or by other delivery service providing evidence of receipt to the party to whom such notice is to be given, at the addresses stated at the beginning of this Agreement or at such other address as either party shall hereafter designate to the other in writing.

                (d) This Agreement shall become effective upon its approval by the Compensation Committee of Mercshares, the Committee on Executive Compensation, Promotion and Retirement of
Merc-Safe and by the Board of Directors of Merc-Safe (which approval may be by the Trust Executive and Banking Executive
Committees of the Board of Directors of Merc-Safe), and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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                To evidence their agreement to the terms stated in this
Agreement, the parties hereto have signed this Agreement or caused it to be signed by their duly authorized representatives as of the day and year stated at the beginning of this Agreement.


ATTEST:                                 MERCANTILE-SAFE DEPOSIT
                                        AND TRUST COMPANY





/s/ ALAN D. YARBRO                      By: /s/ H. FURLONG BALDWIN
    ALAN D. YARBRO                              H. FURLONG BALDWIN
    Secretary                                   Chairman and Chief
                                                Executive Officer


WITNESS:



/s/ ALAN D. YARBRO                         /s/ BRIAN B. TOPPING
                                               BRIAN B. TOPPING


ATTEST:                                 MERCANTILE BANKSHARES CORPORATION




/s/ ALAN D. YARBRO                      By: /s/ H. FURLONG BALDWIN
ALAN D. YARBRO                                  H. FURLONG BALDWIN
Secretary                                       Chairman and Chief
                                                Executive Officer

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Date of Approval of Compensation         Date of Approval of Committee
Committee of Mercantile Bankshares       on Executive Compensation,
Corporation                              Promotion and Retirement of
                                         Mercantile-Safe Deposit and
                                         Trust Company


July 17, 1996                            July 17, 1996



/s/ Alan D. Yarbro                       /s/ Alan D. Yarbro
    Alan D. Yarbro, Secretary                Alan D. Yarbro, Secretary


Effective Date of Agreement per approval of the Trust Executive and Banking Executive Committees of the Board of Directors of Mercantile-Safe Deposit and Trust Company


July 24, 1996


/s/ Alan D. Yarbro
    Alan D. Yarbro, Secretary

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